SUBSCRIPTION AGREEMENT

The Board of Directors
GIDDY-UP PRODUCTIONS, INC.
409 - 903 19th Avenue SW
Calgary, AB  T2T 0H8


RE: ACQUISITION OF COMMON SHARES OF GIDDY-UP PRODUCTIONS, INC. A NEVADA CORPORATION (THE "COMPANY")

Dear  Sir:

     Concurrent with execution of this Agreement, I hereby subscribe for _________________ shares of the Company's Common Stock (the "Shares") at a purchase price of US$0.0001 per share. I confirm that I have paid the sum of $________________ USD to the Company as full payment for the aggregate subscribed shares.

     I understand that this Subscription Agreement is not binding on the Company until accepted by it, and that the Company reserves the right to accept or reject, in whole or in part and at its sole discretion, any Subscription Agreement. I further understand that no federal or state agency has made any determination as to the fairness of the offering for investment purposes, nor any recommendations or endorsement of the Shares.

     This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, the undersigned has executed this Agreement this _____ day of _______________, 2007.


                                                       _________________________
                                                       Signature(s)

                                                       _________________________
                                                       Print Name

Print Name(s) in which Shares are to be registered:

Address of Subscriber:                                 _________________________


                                                       _________________________


ACCEPTANCE

The foregoing subscription is hereby accepted and receipt of payment is hereby acknowledged with respect to the Shares subscribed for above.

                                                      GIDDY-UP PRODUCTIONS, INC.



                                                  By:  _________________________
                                                        Zoltan Nagy
                                                        President